UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 21, 2008
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0588488 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, CA 95134
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 952-8200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 19, 2008, RAE Systems Inc., a Delaware corporation (the “Company”), received a written notice from the American Stock Exchange (“AMEX”) indicating that, as a result of the Company’s failure to file with the Securities and Exchange Commission (the “Commission”) the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 (the “June 10-Q”), the Company is not in compliance the AMEX requirements for continued listing set forth in Sections 134 and 1101 of the AMEX Company Guide. Sections 134 and 1101 of the AMEX Company Guide require the Company to make, on a timely basis, all filings with the Commission required by the Securities Exchange Act of 1934, as amended. The Company issued a press release on August 21, 2008, disclosing receipt of this notice from AMEX. A copy of the press release is attached hereto at Exhibit 99.1, but the information contained therein shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
     The written notice from AMEX stated that the Company must submit a plan of compliance to maintain its AMEX listing by September 2, 2008, advising AMEX of the actions the Company has taken or will take to bring the Company into compliance with the AMEX requirements for continued listing (the “Plan”). The Company must be in compliance with the AMEX requirements for continued listing set forth in Sections 134 and 1101 of the AMEX Company Guide by no later than November 17, 2008 and must make progress consistent with the Plan during this time period to avoid initiation of delisting proceedings. While the Company expects the notice of delisting would be withdrawn by AMEX in the event the Company files its June 10-Q before initiation of delisting proceedings, there can be no assurance if delisting proceedings are initiated and a meeting of the hearing panel is held, that the hearing panel will grant the Company’s request for continued listing.
     On August 12, 2008, the Company filed a Form 12b-25 with the Commission reporting that it had delayed filing of the June 10-Q report due to unanticipated delays in completing preparation of the Company’s financial statements as a result of the internal investigation being conducted under the supervision of the Audit Committee of the Board of Directors as disclosed in the Registrant’s earnings release for its quarter ended June 30, 2008 (filed under Form 8-K, August 4, 2008). The Company plans to file the June 10-Q report as soon as practicable following the completion of the financial statements. The information in Company’s Form 12b-25 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 21, 2008
FORWARD LOOKING STATEMENTS
This Form 8-K contains statements that are forward-looking in nature, including statements about the status of the listing of the Company’s securities on the AMEX. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to: the possibility that AMEX may reject the Company’s requests and compliance plan and, as a result, delist the Company’s common stock; in the event that the Company is successful in obtaining its requests from AMEX, the Company may still not be able to file the requisite periodic report on a timely basis or otherwise comply with the AMEX listing requirements, which may also result in the delisting of the Company’s common stock. Additional risk factors associated with the Company’s business are explained in its Annual Report on Form 10-K, filed with the SEC on March 17, 2008, and its Quarterly Report on Form 10-Q, filed on May 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 21, 2008

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer